SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) February 14, 2000


                                PHOTOWORKS, INC.
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             (Exact name of registrant as specified in its charter)



        Washington                    000-15338                   91-0964899
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(State or other jurisdiction    (Commission File No.)        (I.R.S. Employer
of incorporation)                                           Identification No.)


                              1260 16th Avenue West
                            Seattle, Washington 98119
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              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (206) 281-1390

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Item 5.  Other Events.

     On February 14, 2000, PhotoWorks, Inc. (the "Company") issued a press release relating to the closing of a $15 million financing previously discussed in the Company's Quarterly Report on Form 10-Q for the quarter ending December 25, 1999. The February 14, 2000 press release is attached to this report at
Exhibit 99.1.

     In the financing, which was led by Orca Bay Partners and its affiliates and Madrona Venture Group, the Company issued 15,000 shares of Series A Preferred Stock which are convertible into 3,157,895 shares of common stock at a conversion price of $4.75 per share and warrants to purchase 789,474 shares of common stock at an exercise price of $6.00 per share.

     The terms of the Series A Preferred Stock are set forth in the Articles of Amendment which are attached to this report as Exhibit 3.1 and incorporated herein by reference. The Series A Preferred is convertible into common stock at the holders' option at any time after August 1, 2000, or upon an earlier secondary offering by the Company or merger or sale of the Company which is approved by the Company's board of directors. The holders of Series A Preferred are entitled to elect one director and an additional director at any time there are 10,000 or more shares outstanding. The holders of Series A Preferred have rights to approve certain corporate actions but otherwise vote as a single class with the common stock on an as-converted basis. The Series A Preferred is entitled to receive cumulative dividends, which must be paid before any dividends are payable on the common stock, at the rate of 6% (which may increase to 10% in certain instances) but only when and if declared by the Board. The Series A Preferred is also entitled to a liquidation preference of $1,000 per share of Series A Preferred plus the amount of dividends which would have accrued at the rate of 6%. The Company has the right to redeem the Series A Preferred at any time after February 14, 2003.

     In connection with the sale of the Series A Preferred and warrants, the Company also entered into an Investor Rights Agreement which grants the investors certain rights to require the Company to register on Form S-3 the shares of common stock issuable upon conversion of the Series A Preferred or exercise of the warrants or to include such shares in a registration being effected for the Company's own account. In addition, this agreement grants the investors certain pre-emptive rights to purchase additional securities offered by the Company.

     On February, 16, 2000, the Company issued a press release relating to the resignation of Sam Rubinstein from the Company's board of directors and the reduction in the number of directors elected by the holders of common stock from

                                       2

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five to four. In addition,  the Company announced the appointment of Ross Chapin from Orca Bay Partners and Paul Goodrich from Madrona Venture Group, as nominees of the holders of the recently-issued Series A Preferred Stock, thereby increasing the size of the board of directors to six. The February 16, 2000 press release is attached to this report as Exhibit 99.2.

Item 7.  Exhibits.

         3.1      Articles of Amendment dated February 9, 2000.

         4.1 Form of Warrant to be issued to investors under the Series A Preferred Stock and Warrant Purchase Agreement dated January 31, 2000.

         10.1 Series A Preferred Stock and Warrant Purchase Agreement dated January 31, 2000 by and among the Company and the Investors listed on Exhibit A thereto.

         10.2 Investor Rights Agreement dated February 14, 2000 by and among the Company and the Investors listed on Exhibit A thereto.

         99.1     Press Release issued by the Company on February 14, 2000.

         99.2     Press Release issued by the Company on February 16, 2000.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                            PHOTOWORKS, INC.




                                            By: /s/ Loran Cashmore Bond
                                                Loran Cashmore Bond
                                                Chief Financial Officer and
                                                Treasurer

         Date:  February 16, 2000

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

                                  EXHIBIT INDEX

         3.1      Articles of Amendment dated February 9, 2000.

         4.1 Form of Warrant to be issued to investors under the Series A Preferred Stock and Warrant Purchase Agreement dated January 31, 2000.

         10.1 Series A Preferred Stock and Warrant Purchase Agreement dated January 31, 2000 by and among the Company and the Investors listed on Exhibit A thereto.

         10.2 Investor Rights Agreement dated February 14, 2000 by and among the Company and the Investors listed on Exhibit A thereto.

         99.1     Press Release issued by the Company on February 14, 2000.

         99.2     Press Release issued by the Company on February 16, 2000.